UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

Yew Bio-Pharm Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54701	26-1579105
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Powerbilt Avenue, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 487-4683

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of Yew Bio-Pharm Group, Inc. (herein referred to as the “Company” or “Registrant”), to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 5 Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 8, 2014, a majority of the voting capital stock of Yew Bio-Group, Inc. (the “Company”) took action by written consent to (i) elect Zhiguo Wang, Guifang Qi, Xingming Han, Tong Liu and Hengjiang Pang to serve as directors of the Company until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified and (ii) approve and ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The Company filed an information statement on Schedule 14C with the Securities and Exchange Commission on July 11, 2014, and sent out such information to its shareholders on the same date. The corporate action described above became effective on August 1, 2014.

2

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Yew Bio-Pharm Group, Inc.

Date: August 11, 2014	By:	/s/ Zhiguo Wang
Zhiguo Wang
President & Chief Executive Officer